UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2018

LEAFBUYER TECHNOLOGIES, INC.
(formerly known as AP Event, Inc.)
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206745	38-3944821
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code: (720) 235-0099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jeff Rudolph and Kristin Baca were appointed to serve on the Board of Directors effective October 15, 2018.

Appointment of New Directors

Mr. Rudolph, age 57, is a Certified Public Accountant. He began his accounting career at Coopers & Lybrand, LLP from 1983 to 1994, where he was a staff then manager in the Corporate Finance Group (Merger & Acquisition Practice). From 1994 to 1997, he was the Managing Director of Finance and Operations for Intelligent Electronics, Inc. From 1997 to 2003, he was employed by SSDS Inc./Knowledge Workers, Inc., a leading provider of client/server and web-based network integration services. He served on the Board of Directors, as Executive Vice President, Chief Operations Officer and Chief Financial Officer throughout his time there. From 2003 to 2005, he was the Executive Vice President and Chief Financial Officer at Entrust Financial Services, Inc., a publicly traded company focused on wholesale mortgage banking and full-service mortgage lender. In 2005 he was also the President and Chief Executive Officer of the company. From 2005 to 2007, Mr. Rudolph was the Executive Vice President and Chief Financial Officer of Stonecreek Funding Investment Corp., a national private equity firm focused on acquiring portfolio companies in the residential mortgage sector. From 2009 to 2010, Mr. Rudolph was the President and Chief Executive Officer of American Civil Constructors Holdings, Inc. one of the nation’s premier construction and maintenance companies with comprehensive services including the Civil, Marine and Landscape industries. Mr. Rudolph is currently the founder and General Partner of the CFO Advisory Group, a company that specializes in providing CFO services to companies who need assistance in finding solutions to their business challenges. Mr. Rudolph earned his Master’s in Business Administration from the University of Denver and a Bachelor of Arts degree in Accounting from Wittenberg University.

There are no arrangements or understandings between Mr. Rudolph and any other person pursuant to which he was appointed as a director of the Company. There are no transactions to which the Company is a party and in which Mr. Rudolph has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Rudolph has no family relationships with any directors or executive officers of the Company.

Ms. Baca, age 49, has served in various financial roles during her career. From 1998 to 1999, she was the Regional Finance Director of Countrywide Home Loans. She was responsible for monthly and quarterly reporting, interpretation of financial results, development and analysis of analytical models and evaluation of growth opportunities and resource needs. From 1999 to 2006, Ms. Baca served as the Vice President of Business/Financial for ACS. She ensured accountability, integrity and reliability of financial systems and controls as well as oversaw the activities of 35 cost centers. Ms. Baca partnered with the acquisitions department on due diligence, modeling and strategic analysis and planning. From 2006 to 2009, Ms. Baca was the Vice President and Transition Executive Payroll Shared Services at ACS. In this role, she optimized functions by creating and executing global payroll shared service models and was integral in driving enterprise goals and objectives by implementing global operational plans and resource optimization. From 1999 to 2012, she served as the Vice President of Global Technology Operations at Xerox. She managed the 1,300 employees, drove divisional objectives, boosted performance and captured both revenue and profit improvements by innovative initiatives. From 2012 to 2013, Ms. Baca was the Executive Vice and Chief Operating Officer of Healthplan Services, Inc. While there, she orchestrated top-performing, customer focused operations, encompassing member services, enrollment and billing and call center operations. Currently, Ms. Baca is the Senior Vice President of Strategy and Global Operations at Xerox/Conduent. She is responsible for leadership, staffing and budgeting for strategy, development and planning, project planning and management, client delivery and analytical review. Ms. Baca has a Master’s of Business Administration from Regis University and a Bachelor of Science and Arts in Finance with a minor in Economics from the University of Colorado.

There are no arrangements or understandings between Ms. Baca and any other person pursuant to which she was appointed as a director of the Company. There are no transactions to which the Company is a party and in which Ms. Baca has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Ms. Baca has no family relationships with any directors or executive officers of the Company.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Description

99.1	Press release dated October 18, 2018.

99.2	Audit Committee Charter dated October 15, 2018

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAFBUYER TECHNOLOGIES, INC.

Date: October 18, 2018	By:	/s/ Kurt Rossner
	Name:	Kurt Rossner
	Title:	Chief Executive Officer

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